UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 2, 2007 (August 2, 2007)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On August 2, 2007, Introgen Therapeutics, Inc. issued a press release announcing a conference call related to the financial results for the six months ended June 30, 2007. The call will be held on Monday, August 6, 2007, at 4:30 p.m. Eastern Time. The call may be accessed at Introgen’s Web site at www.introgen.com. The call may also be accessed by dialing 1-877-616-4476 or 1-706-679-7372, conference ID number 12236397. For those unable to listen to the broadcast live, the call will be archived for replay on Introgen’s website.
In addition, the press release indicated that during the conference call, Introgen management will answer questions about its programs in light of recent developments in the gene therapy space. Introgen stated that it has conducted over 30 clinical trials involving approximately 700 patients. Introgen’s trials have never been halted or placed on hold by Food and Drug Administration (FDA) or any other regulatory authority. Further, Introgen stated in the press release that its programs are not affected by the FDA’s clinical hold of another company’s Phase I/II trial using adeno-associated virus or TNFa and that none of Introgen’s product candidates or technologies use adeno-associated virus or TNFa. For more information please visit Introgen’s web site at www.introgen.com.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     99.1 Press Release dated August 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
	By:	/s/ DAVID G. NANCE
David G. Nance
Chief Executive Officer

Date: August 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 2, 2007.